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                                                                     EXHIBIT 2.4

                       QUALIFIED EXCHANGE TRUST AGREEMENT

        This QUALIFIED EXCHANGE TRUST AGREEMENT ("Agreement") made as of the 21st day of November, 1997 among The Chicago Trust Company as Trustee under Trust No. 38347501 ("Trustee"), Chicago Deferred Exchange Corporation ("Exchangor") and American Publishing Company of Illinois ("Beneficiary").

                                   WITNESSETH:

        WHEREAS, Beneficiary is the owner of the property described in Exhibit A of this Agreement (the "Property"); and

        WHEREAS, Exchangor desires to acquire the Property; and

        WHEREAS, Beneficiary does not wish to sell the Property for cash but instead desires to exchange the Property for other property of like kind within the meaning of Section 1031 of the Internal Revenue Code, and the Regulations promulgated thereunder; and

        WHEREAS, Exchangor and Beneficiary have entered into an Exchange Agreement with respect to the Property (the "Exchange Agreement"); and

        WHEREAS, Exchangor and Beneficiary have agreed that Exchangor will create the Trust provided for in this Agreement to secure its obligations to complete a tax-deferred exchange within the meaning of Section 1031 of the Internal Revenue Code, and the Regulations promulgated thereunder; and

        WHEREAS, Exchangor, Beneficiary, and Trustee intend that this Agreement create a Qualified Trust for purposes of IRC Regulation Section
1.1031(k)-1(g)(3);

        NOW, THEREFORE, it is mutually agreed as follows:

                                    ARTICLE I

        A. On or before the "Closing Date" under the LG Purchase Agreement, as defined in the Exchange Agreement, Exchangor shall deposit the "Relinquished Property Equity" as defined in the Exchange Agreement, with Trustee. The Relinquished Property Equity shall constitute the "Initial Exchange Trust Account".

        B. Trustee, on behalf of Exchangor, shall invest and reinvest the Initial Exchange Trust Account in the Goldman Sachs Money Market Trust, hereinafter referred to as to the "Trust". The investment objective of the Trust is to maximize current income to the extent consistent with the preservation of capital and the maintenance of liquidity. Trustee shall receive reasonable compensation for serving as administrator of the Trust and as Trustee under this



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Agreement. The Initial Exchange Trust Account, together with accumulated income therefrom, shall constitute the "Exchange Trust Account".

                                    ARTICLE 2

        A. Except as provided in Paragraph B of this Article, the Exchange Trust Account shall be used only to make required earnest money deposits and to complete the acquisition of the Replacement Property consistent with the Exchange Agreement.

        B. Beneficiary shall have no right to receive, pledge, borrow or otherwise have available the Exchange Trust Account prior to receipt by the Beneficiary of the Replacement Property. Upon such occurrence, the unexpended and unapplied Exchange Trust Account shall be paid to the Beneficiary, and this trust shall thereupon terminate. Notwithstanding the foregoing, amounts in the Exchange Trust Account shall be paid to the Beneficiary, and this trust shall terminate, only in compliance with Treasury Regulation Section 1.1031(k)-1(g)(6). Trustee shall not be obligated to pay any funds in the Exchange Trust Account to the Beneficiary in the event that Exchangor has not obtained the releases described in the Exchange Agreement.

                                    ARTICLE 3

        A. Trustee shall hold legal and equitable title to all property at any time constituting a part of the Trust Estate in trust, to be administered and disposed of by Trustee pursuant to the terms of this Trust Agreement.

        B. Trustee shall not be required to inquire into the propriety of any direction given it by Exchangor or Beneficiary under this Agreement. Trustee shall have no liability whatsoever arising out of its investment of funds in the Exchange Trust Account. Anyone who may deal with Trustee shall not be required or privileged to inquire into the necessity or expediency of any act of Trustee or into the provisions of this Agreement. Trustee shall not be required to assume any personal obligations or liability in dealing with the Exchange Trust Account or to make itself personally liable for any damages, costs, expenses, fines or penalties. Neither Exchangor nor Beneficiary is the agent of Trustee for any purpose, and neither has any authority to act for, or in the name of Trustee or to obligate Trustee personally or as Trustee.

                                    ARTICLE 4

        A. This Agreement shall be governed by and construed in accordance with the law of the State of Illinois. In this Agreement, the plural includes the singular and vice versa. Each of the terms and provisions of this Agreement is and is deemed severable in whole or in part, and if any term or provision or the application thereof in any circumstances should be invalid, illegal or unenforceable, the remaining terms and provisions or application thereof to circumstances other than those as to which a term or provision is held invalid, illegal, unenforceable, shall not be affected and they shall remain in full force and effect. This Agreement and the rights and obligations of the parties hereto shall insure to the benefit of and

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shall bind the parties hereto and their respective successors and assigns. In the event Beneficiary terminates, dissolves, or dies prior to that time of distribution of any property otherwise distributable to Beneficiary, said property shall be distributed to Beneficiary's successors or assigns or, in the event of Beneficiary's death, to his estate.

        B. All notices to be given under this Agreement shall be in writing and served personally or by registered or certified mail, or overnight courier, to the parties at the following addresses:

To Trustee:           The Chicago Trust Company
                      Exchange Trust Division
                      171 North Clark Street
                      Chicago, Illinois 60606-3294

To Exchangor:         Chicago Deferred Exchange Corporation
                      171 North Clark
                      Chicago, Illinois 60601-3294

To Beneficiary:       c/o American Publishing Company
                      401 North Wabash Avenue
                      Chicago, Illinois 60611
                      Attention: Mr. Jerry Strader

Each such notice shall be deemed served on the date on which the return receipt is signed or delivery is refused or the notice is designated by the postal authorities as not deliverable, as the case may be.

        C. The Exchangor, Trustee and Beneficiary hereby acknowledge and agree that, for federal income tax purposes, income earned on the Exchange Trust Account will be attributed to Beneficiary, and that the Trustee will report to the Internal Revenue Service the income earned on the Exchange Trust Account in the aforesaid manner.




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        IN WITNESS WHEREOF, Trustee, Exchangor and Beneficiary have caused this
Qualified Exchange Trust Agreement to be signed as of this       day of        .

                                        THE CHICAGO TRUST COMPANY
                                        AS TRUSTEE


                                        By: /s/ Mary Cunningham-Watson
                                           -------------------------------------
                                               Vice President


                                        CHICAGO DEFERRED EXCHANGE
                                        CORPORATION AS EXCHANGOR


                                        By: /s/ Miriam Golden
                                           -------------------------------------
                                               Vice President


                                        AMERICAN PUBLISHING COMPANY
                                        OF ILLINOIS


                                        By:  /s/ J. A. Boultbee
                                           -------------------------------------


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